COWEN ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2021

•Reports 2Q21 GAAP Net Income to common stockholders of $43.6 million, or $1.29 per diluted share
•Economic Operating Income of $50.8 million, or $1.50 per diluted share (Non-GAAP)
•Strong Investment Banking, Brokerage and Management fee revenues
•Record share repurchases of $49.9 million, maintained quarterly cash dividend of $0.10 per share
•Earnings call today at 9am ET. Dial-in: 855-760-0961 or 631-485-4850 Passcode: 3633779

NEW YORK - July 28, 2021 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the second quarter ended June 30, 2021.

Jeffrey M. Solomon, Chair and Chief Executive Officer of Cowen, said, "Our solid performance in the second quarter demonstrates the sustainable earnings power of our core operating business. This is the result of the increased breadth and depth of our capabilities developed through strategic investments over the last several years. We are confident that Cowen is well positioned to continue helping our clients achieve their goals while unlocking significant value for our shareholders."
Second Quarter 2021 Financial Summary

	Operating Results (GAAP)			Economic Operating Income (Non-GAAP)
	Three Months Ended June 30,			Three Months Ended June 30,
($ in millions, except per share information)	2021	2020	Δ %	2021	2020	Δ %

Revenue/Economic Proceeds (Non-GAAP)	$458.8	$646.2	(29)%	$390.1	$558.7	(30)%
Net income (loss) attributable to common stockholders/Economic Operating Income (Non-GAAP)	$43.6	$112.1	(61)%	$50.8	$166.9	(70)%
Earnings (loss) per common share (diluted)	$1.29	$3.83	(66)%	$1.50	$5.69	(74)%

Note: Throughout this press release the Company presents non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). A reconciliation of these non-GAAP measures appears under the section, "Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures." 2Q21 Economic Operating Income (Loss) is calculated net of associated taxes. The Company has utilized all available federal net operating losses not subject to limitation during 2020. 2Q20 Economic Operating Income included $64.9 million from an unrealized gain on the Nikola investment.

Second Quarter 2021 Operating Financial Highlights

•Economic Operating Income (Non-GAAP):
–$50.8 million, or $1.50 per diluted share, which is after economic income tax expenses of $18.0 million.

•Strong Investment Banking performance:
–Record advisory: nearly 60% of total IB revenues, including second-highest M&A revenues on record
–Strong performance from non-Healthcare sectors including Info Services and Consumer help offset slowdown in HC activity. Overall pipeline remains robust

•Solid Markets performance with continuing share gains:
–Brokerage Economic Proceeds (Non-GAAP) of $175.8 million ($2.8 million/trading day) in 2Q21, up 5% year-over-year despite a 15% year-over-year decline in U.S. equity trading volumes
–Strong growth in cash and non-US trading, prime services, securities finance, and special situations

•Invested capital:
–As of June 30, 2021, the Company had invested capital in Op Co totaling $831.6 million, up from $800.0 million as of March 31, 2021

–As of June 30, 2021, the Company had invested capital in Asset Co totaling $126.2 million, down from $128.5 million as of March 31, 2021
–The largest Asset Co investments are the investment in Italian wireless broadband provider Linkem S.p.A ($81.3 million), private equity funds Formation8/Eclipse ($41.6 million) and other private investments ($3.3 million)
•Assets under Management
–As of June 30, 2021, the Company had assets under management of $14.4 billion, an increase of $0.4 billion from March 31, 2021 and an increase of $2.9 billion from June 30, 2020, respectively
–Management fee economic proceeds (non-GAAP) were $18.1 million, up 26% year-over-year

Capital Optimization Update
In the second quarter of 2021, the Company repurchased $49.9 million of its common stock, or 1,275,249 shares, at an average price of $39.14 under the Company's existing share repurchase program. Outside the share repurchase program, in the second quarter of 2021 the Company acquired approximately $15.0 million of stock as a result of net share settlements relating to the vesting of equity awards, or 366,310 shares, at an average price of $40.91. Approximately $50 million is currently available for purchase under the share repurchase program.
On June 24, 2021, the Company redeemed all of the outstanding principal of its December 2022 Convertible Notes. The conversion for the December 2022 Convertible Notes was settled in $88.1 million in cash, representing the principal amount and 2,938,841 shares ($128.3 million) of the Company’s Class A common stock, representing the remainder of the conversion obligation in excess of the principal amount.
Quarterly Cash Dividend
On July 21, 2021, the Board of Directors declared a cash dividend of $0.10 per common share. The dividend will be payable on September 15, 2021, to stockholders of record on September 1, 2021.
Select Balance Sheet Data

(Amounts in millions, except per share information)
	June 30, 2021	December 31, 2020
Cowen Inc. stockholders' equity	$1,097.3	$969.5
Common equity (CE)	$996.0	$868.2
Tangible common equity (TCE)	$822.0	$696.7

Book value per share (CE/CSO)	$34.35	$32.34
Tangible book value per share (TCE/CSO)	$28.35	$25.95

Common shares outstanding (CSO)	29.0	26.8

Note: Common Equity (CE) is calculated as Cowen Inc, stockholders’ equity less our preferred stock issuance.
Tangible common equity (TCE) is calculated as common equity (CE) less goodwill and net intangible assets.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar and share amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
Revenue
Investment banking	$224,981	$203,982	$529,815	$309,010
Brokerage	139,060	130,209	312,797	271,586
Investment income (loss)
Securities principal transactions, net	40,572	157,588	104,537	126,543
Portfolio fund principal transactions, net	(1,882)	12,094	13,521	9,276
Carried interest allocations	(35,530)	37,757	61,239	26,213
Total investment income (loss)	3,160	207,439	179,297	162,032
Management fees	14,995	11,653	40,737	23,257
Incentive income	169	—	2,427	—
Interest and dividends	62,173	47,918	121,561	89,995
Insurance and reinsurance premiums	11,493	5,967	18,610	16,438
Other	2,031	1,286	3,690	2,868
Consolidated Funds revenues	695	37,730	(2,652)	(32,279)
Total revenue	458,757	646,184	1,206,282	842,907
Interest and dividends expense	63,073	49,304	120,714	88,096
Total net revenue	395,684	596,880	1,085,568	754,811
Expenses
Employee compensation and benefits	219,186	305,282	607,382	429,710
Insurance and reinsurance claims, commissions and amortization of deferred acquisition costs	5,216	6,434	11,671	16,864
Operating, general, administrative and other expenses	104,001	92,027	200,077	180,166
Depreciation and amortization expense	4,565	6,200	8,919	11,642
Consolidated Funds expenses	124	1,585	395	4,299
Total expenses	333,092	411,528	828,444	642,681
Other income (loss)
Net (losses) gains on other investments	6,730	6,528	19,375	6,466
Bargain purchase gain, net of tax	—	—	3,855	—
Gain/(loss) on debt extinguishment	—	—	(4,538)	—
Total other income (loss)	6,730	6,528	18,692	6,466
Income (loss) before income taxes	69,322	191,880	275,816	118,596
Income tax expense/(benefit)	10,244	44,932	64,672	43,759
Net income (loss)	59,078	146,948	211,144	74,837
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	13,755	33,113	18,317	(29,075)
Net income (loss) attributable to Cowen Inc.	45,323	113,835	192,827	103,912
Less: Preferred stock dividends	1,698	1,698	3,396	3,396
Net income (loss) attributable to Cowen Inc. common stockholders	$43,625	$112,137	$189,431	$100,516

Earnings (loss) per share:
Basic	$1.62	$4.01	$6.98	$3.55
Diluted	$1.29	$3.83	$5.62	$3.39

Weighted average shares used in per share data:
Basic	26,903	27,983	27,130	28,289
Diluted	33,858	29,316	33,703	29,644

U.S. GAAP Financial Measures
During the first quarter of 2021, the Company changed the presentation of certain income streams on its U.S. GAAP preliminary Unaudited Condensed Consolidated Statements of Operations by moving the income streams from Other income - net gains (losses) on securities, derivatives and other investments to Revenues. Additionally, the Company moved proprietary trading gains and losses generated by the Company’s broker dealer entities from Brokerage revenue to Investment income (loss) – securities principal transactions, net. The Company believes that these presentation changes provide a better representation of the Company’s operating results as it is used by management to monitor the Company’s financial performance and is consistent with industry practice. The changes in presentation have no impact on net income and prior period amounts have been recast to reflect such changes in presentation.
Second quarter 2021 revenue was $458.8 million versus $646.2 million in the second quarter of 2020. The year-over-year decrease was due primarily to decreased investment income and consolidated funds' principal transactions, net, partly offset by increased investment banking and brokerage activity and higher management fees.
Second quarter 2021 investment banking revenues increased $21.0 million to $225.0 million. During the second quarter of 2021 the Company completed 39 underwriting transactions, 41 strategic advisory transactions and 6 debt capital markets transactions.
Second quarter 2021 brokerage revenues increased $8.9 million to $139.1 million. The revenue growth was attributable to an increase in institutional brokerage, including special situations trading, cash trading and non-U.S. execution, as well as an increase in institutional services, primarily securities finance and prime brokerage.
Second quarter 2021 investment income decreased $204.3 million.The decrease included a $117.0 million decrease in securities principal transactions, including lower performance in the merchant banking portfolio and in public healthcare investments as well as a decrease in carried interest allocations.
Second quarter 2021 employee compensation and benefits expenses were $219.2 million, an decrease of $86.1 from the prior-year period. The year-over-year decrease was due primarily to lower total revenues resulting in a lower compensation and benefits accrual.
Second quarter 2021 income tax expense was $10.2 million compared to a $44.9 million income tax expense in the prior-year quarter. This change is primarily attributable to the change in the Company’s income before income taxes for the respective periods.
Second quarter 2021 total expenses totaled $333.1 million, a decrease of $78.4 million from the prior-year period. The year-over-year decrease was primarily due to lower compensation expenses partially offset by an increase in brokerage and trader execution costs and professional, advisor and other fees associated with increased investment banking and brokerage activity.
Second quarter 2021 net income attributable to common stockholders was $43.6 million compared to $112.1 million in the second quarter of 2020. The decrease was primarily due to decreases in securities principal transactions and carried interest allocations.

Non-GAAP Financial Measures
Throughout this press release, the Company presents supplemental financial measures that are not prepared in accordance with US GAAP. These non-GAAP financial measures include (i) Pre-tax Economic Income (Loss) (ii) Economic Income (Loss), (iii) Economic Operating Income (Loss), (iv) Economic Proceeds and related components, (v) Net Economic Proceeds and related components, (vi) Economic Expenses and related components and (vii) related per share measures. The Company believes that these non-GAAP financial measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors and analysts regarding its performance and overall results of operations as it presents investors and analysts with a supplemental operating view of the Company’s financials to help better inform their analysis of the Company’s performance.
These Non-GAAP financial measures are an integral part of the Company’s internal reporting to measure the performance of its business segments, allocate capital and other strategic decisions as well as assess the overall effectiveness of senior management. The Company believes that presenting these non-GAAP measures may provide expanded transparency into the Company’s business operations, growth opportunities and expense allocation decisions.
The Company’s primary non-GAAP financial measures of profit or loss are Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss). Pre-tax Economic Income (Loss) is a pre-tax measure which (i) includes management reclassifications which the Company believes provides additional insight on the performance of the Company’s core businesses and divisions; (ii) eliminates the impact of consolidation for Consolidated Funds; and excludes (iii) goodwill and intangible impairment, (iv) certain other transaction-related adjustments and/or reorganization expenses, as well as (v) certain costs associated with debt. Economic Income (Loss) is a similar measure, but after tax, which includes the Company’s income tax expense or benefit [calculated on Pre-tax Economic Income (Loss)] once all currently available net operating losses have been utilized (this occurred during tax year 2020) and is presented after preferred dividends. Economic Operating Income (Loss) is a similar measure to Economic Income (Loss), but before depreciation and amortization expenses. The Company believes that these non-GAAP financial measures provide analysts and investors transparency into the measures of profit and loss management uses to evaluate the financial performance of and make operating decisions for the segments including determining appropriate compensation levels. Additionally, the measures provide investors and analysts with additional insight into the activities of the Company’s core businesses, taking into account, among other things, the impact of minority investment stakes, securities borrowing and lending activities and expenses from investment banking activities on US GAAP reported results. The Company presents Pre-tax Economic Income (Loss) in addition to Economic Income (Loss) and Economic Operating Income (Loss) to provide insight to investors and analysts on how the Company manages its tax position over time.
In addition to Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss), the Company also presents Economic Proceeds, Net Economic Proceeds, Economic Expenses, as well as their related components. These measures include management reclassifications and the elimination of the impact of the consolidation for Consolidated funds as described above. These adjustments are meant to provide comparability to our peers as well as to provide investors and analysts with transparency into how the Company manages its operating businesses and how analysts and investors review and analyze the Company’s and its peers’ similar lines of businesses. For example, among others, within the Company’s Op Co business segment, investors and analysts typically review and analyze the performance of investment banking revenues net of underwriting expenses and excluding the impact of reimbursable expenses. Additionally, the performance of the Company’s Markets business is typically analyzed as a unit incorporating commissions, interest from securities financing transactions and gains and losses from proprietary and facilitation trading. The Company’s investment management business performance is analyzed and reviewed by investors and analysts through investment income, incentive income and management fees. The presentation of Economic Proceeds, Net Economic Proceeds, Economic Expenses as well as their related components align with these and other examples of how the Company’s business activities and performance are reviewed by analysts and investors in addition to providing simplification related to legacy businesses and investments for which the Company maintains long-term monetization strategies . Additionally, the Company manages its operating businesses to an Economic Compensation-to-Proceeds ratio. Presentation of Economic Compensation Expense and Economic Proceeds provides transparency in addition to the Company’s US GAAP Compensation Expense.
Reconciliations to comparable US GAAP measures are presented along with the Company’s Non-GAAP financial measures. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies and are not identical to corresponding measures used in our various agreements or public filings.
These Non-GAAP measures should not be considered in isolation or as a substitute for revenue, expenses, income (loss) before income taxes, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at these Non-GAAP measures described below, these Non-GAAP measures have limitations in that they do not take into account certain items included or excluded under US GAAP, including its consolidated funds.

Second Quarter Non-GAAP Financial Review

Economic Proceeds

	Three Months Ended						Six Months Ended
	June 30, 2021			June 30, 2020			June 30, 2021			June 30, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Proceeds
Investment banking	$214,427	$—	$214,427	$190,429	$—	$190,429	$507,914	$—	$507,914	$289,627	$—	$289,627
Brokerage	175,845	—	175,845	167,067	—	167,067	397,692	—	397,692	299,739	—	299,739
Management fees	17,825	299	18,124	14,234	168	14,402	44,709	616	45,325	27,351	372	27,723
Incentive income	(31,566)	514	(31,052)	45,392	983	46,375	78,359	(701)	77,658	43,449	(1,161)	42,288
Investment income (loss)	5,595	(117)	5,478	142,379	(1,893)	140,486	37,514	2,973	40,487	122,931	(13,548)	109,383
Other economic proceeds	7,307	—	7,307	(62)	2	(60)	8,471	(1)	8,470	498	2	500
Total: Economic Proceeds	389,433	696	390,129	559,439	(740)	558,699	1,074,659	2,887	1,077,546	783,595	(14,335)	769,260
Economic Interest Expense	7,423	1,174	8,597	6,102	1,469	7,571	13,366	2,261	15,627	12,445	2,904	15,349
Net Economic Proceeds	$382,010	$(478)	$381,532	$553,337	$(2,209)	$551,128	$1,061,293	$626	$1,061,919	$771,150	$(17,239)	$753,911

Economic Proceeds were $390.1 million versus $558.7 million in the second quarter of 2020, a decrease of 30%.

Investment Banking Economic Proceeds were $214.4 million, up 13% versus the prior-year period, driven by increased capital markets advisory revenue and higher-fee M&A transactions.

Brokerage Economic Proceeds of $175.8 million were up 5% versus the prior-year period, driven by strength in cash trading, non-US execution, special situations, prime services and securities finance.

Management Fees Economic Proceeds rose 26% year-over-year to $18.1 million in the second quarter, driven primarily by higher AUM in the sustainability and activist strategies.

Incentive Income Economic Proceeds were a loss of $31.1 million in the second quarter of 2021, down from $46.4 million in the prior-year period, primarily due to a quarterly mark-to-market on performance fees in the sustainability and healthcare investment strategies.

Investment Income Economic Proceeds posted income of $5.5 million, down from $140.5 million in the prior-year period. Second quarter 2020 investment income included a $129.8 million unrealized gain on the investment in Nikola.

Second Quarter Non-GAAP Financial Review (continued)
Economic Expenses

	Three Months Ended						Six Months Ended
	June 30, 2021			June 30, 2020			June 30, 2021			June 30, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Expenses
Compensation & Benefits	$216,280	$4,133	$220,413	$304,644	$438	$305,082	$601,858	$6,951	$608,809	$429,650	$1,136	$430,786
Non-Compensation Expenses	87,811	53	87,864	75,572	109	75,681	177,226	(24)	177,202	156,203	263	156,466
Depreciation & Amortization	4,561	4	4,565	5,657	6	5,663	8,910	9	8,919	11,085	12	11,097
Non-Controlling Interest	1,488	—	1,488	1,739	—	1,739	2,955	—	2,955	3,479	—	3,479
Total: Economic Expenses	$310,140	$4,190	$314,330	$387,612	$553	$388,165	$790,949	$6,936	$797,885	$600,417	$1,411	$601,828

Economic Compensation Expenses were $220.4 million compared to $305.1 million in the second quarter of 2020. The decrease was due to lower revenues. The second quarter 2021 economic compensation-to-proceeds ratio was 56.5%, up from 54.6% in 2Q20.

Economic Non-compensation Expenses Second quarter 2021 fixed non-compensation expenses were up $7.0 million from the prior-year period at $41.9 million. Variable non-compensation expenses were $46.0 million, up from $40.8 million in the second quarter of 2020. The increase is related in part to higher brokerage and trade execution costs due to increased volumes as well as higher professional fees and increased travel, entertainment and business development expenses.

Economic Depreciation and Amortization Expenses were $4.6 million compared to $5.7 million in the second quarter of 2020. The decrease was due to certain intangibles which were fully amortized during 2020.

Economic Income and Economic Operating Income

	Three Months Ended						Six Months Ended
	June 30, 2021			June 30, 2020			June 30, 2021			June 30, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Pre-tax Economic Income (Loss)	$71,870	$(4,668)	$67,202	$165,725	$(2,762)	$162,963	$270,344	$(6,310)	$264,034	$170,733	$(18,650)	$152,083
Economic income tax expense *	19,261	(1,251)	18,010	—	—	—	72,451	(1,691)	70,760	—	—	—
Preferred dividends	1,460	238	1,698	1,387	311	1,698	2,887	509	3,396	2,745	651	3,396
Economic Income (Loss) *	$51,149	$(3,655)	$47,494	$164,338	$(3,073)	$161,265	195,006	(5,128)	189,878	167,988	(19,301)	148,687
Add back: Depreciation and amortization expense, net of taxes	3,339	3	3,342	5,657	6	5,663	6,522	6	6,528	11,085	12	11,097
Economic Operating Income (Loss)	$54,488	$(3,652)	$50,836	$169,995	$(3,067)	$166,928	$201,528	$(5,122)	$196,406	$179,073	$(19,289)	$159,784

Economic Income per common share	$1.51	$(0.11)	$1.40	$5.61	$(0.10)	$5.50	$5.79	$(0.15)	$5.63	$5.67	$(0.65)	$5.02
Economic Operating Income per common share	$1.61	$(0.11)	$1.50	$5.80	$(0.10)	$5.69	$5.98	$(0.15)	$5.83	$6.04	$(0.65)	$5.40

* Economic Income (Loss) is presented net of associated taxes starting in the first quarter of 2021. The Company has utilized all available federal net operating losses not subject to limitation during 2020.

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures

The following tables reconciles total US GAAP Revenues and Other Income (Loss) to total Economic Proceeds for the three and six months ended June 30, 2021 and 2020:

For the three months ended June 30, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance premiums	Other revenues	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$224,981	$139,060	$3,160	$14,995	$169	$62,173	$11,493	$2,031	$695	$6,730	$465,487
Management Presentation Reclassifications:
Underwriting expenses	a	(6,152)	—	—	—	—	—	—	—	—	—	(6,152)
Reimbursable client expenses	b	(4,402)	—	—	—	—	—	—	(295)	—	—	(4,697)
Securities financing interest expense	c	—	6,132	—	—	—	(48,854)	—	—	—	—	(42,722)
Fund start-up costs, distribution and other fees	d	—	(107)	—	(449)	—	—	—	(666)	—	—	(1,222)
Certain equity method investments	e	—	—	—	3,523	4,358	—	—	—	—	(5,894)	1,987
Carried interest	f	—	—	35,530	—	(35,686)	—	—	—	—	—	(156)
Proprietary trading, interest and dividends	g	—	10,245	(32,710)	—	275	(2,262)	—	(34)	—	10,616	(13,870)
Insurance related activities expenses	h	—	—	—	—	—	—	(11,493)	6,271	—	1	(5,221)
Facilitation trading gains and losses	i	—	20,515	(1,554)	—	—	(11,057)	—	—	—	(11,453)	(3,549)
Total Management Presentation Reclassifications:		(10,554)	36,785	1,266	3,074	(31,053)	(62,173)	(11,493)	5,276	—	(6,730)	(75,602)
Fund Consolidated Reclassifications	l	—	—	1,052	55	(168)	—	—	—	(695)	—	244
Total Economic Proceeds		$214,427	$175,845	$5,478	$18,124	$(31,052)	$—	$—	$7,307	$—	$—	$390,129

For the three months ended June 30, 2020 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance premiums	Other revenues	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$203,982	$130,209	$207,439	$11,653	$—	$47,918	$5,967	$1,286	$37,730	$6,528	$652,712
Management Presentation Reclassifications:
Underwriting expenses	a	(8,871)	—	—	—	—	—	—	—	—	—	(8,871)
Reimbursable client expenses	b	(4,682)	—	—	—	—	—	—	(271)	—	—	(4,953)
Securities financing interest expense	c	—	4,939	—	—	—	(40,517)	—	—	—	—	(35,578)
Fund start-up costs, distribution and other fees	d	—	—	—	(800)	—	—	—	(259)	—	—	(1,059)
Certain equity method investments	e	—	—	—	2,914	8,365	—	—	—	—	(9,390)	1,889
Carried interest	f	—	—	(38,277)	—	38,010	—	—	—	—	—	(267)
Proprietary trading, interest and dividends	g	—	22,351	(28,102)	—	—	(2,919)	—	(364)	—	2,862	(6,172)
Insurance related activities expenses	h	—	—	—	—	—	—	(5,967)	(459)	—	—	(6,426)
Facilitation trading gains and losses	i	—	9,568	(6,067)	—	—	(4,482)	—	—	—	—	(981)
Total Management Presentation Reclassifications:		(13,553)	36,858	(72,446)	2,114	46,375	(47,918)	(5,967)	(1,353)	—	(6,528)	(62,418)
Fund Consolidated Reclassifications	l	—	—	5,493	635	—	—	—	7	(37,730)	—	(31,595)
Total Economic Proceeds		$190,429	$167,067	$140,486	$14,402	$46,375	$—	$—	$(60)	$—	$—	$558,699

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

For the six months ended June 30, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance premiums	Other revenues	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$529,815	$312,797	$179,297	$40,737	$2,427	$121,561	$18,610	$3,690	$(2,652)	$18,692	$1,224,974
Management Presentation Reclassifications:
Underwriting expenses	a	(13,067)	—	—	—	—	—	—	—	—	—	(13,067)
Reimbursable client expenses	b	(8,834)	—	—	—	—	—	—	(583)	—	—	(9,417)
Securities financing interest expense	c	—	7,566	—	—	—	(90,655)	—	—	—	—	(83,089)
Fund start-up costs, distribution and other fees	d	—	(266)	—	(4,523)	—	—	—	(1,305)	—	—	(6,094)
Certain equity method investments	e	—	—	—	7,003	13,999	—	—	—	—	(16,723)	4,279
Carried interest	f	—	—	(61,239)	—	61,353	—	—	—	—	—	114
Proprietary trading gains and losses	g	—	26,347	(65,436)	—	(51)	(6,358)	—	(271)	—	21,766	(24,003)
Insurance related activities expenses	h	—	—	—	1	—	—	(18,610)	6,939	—	—	(11,670)
Facilitation trading gains and losses	i	—	51,248	(10,522)	—	—	(24,548)	—	—	—	(24,418)	(8,240)
Total Management Presentation Reclassifications:		(21,901)	84,895	(137,197)	2,481	75,301	(121,561)	(18,610)	4,780	—	(19,375)	(151,187)
Fund Consolidated Reclassifications	l	—	—	(1,613)	2,107	(70)	—	—	—	2,652	—	3,076
Income Statement Adjustments
Bargain purchase gain	n	—	—	—	—	—	—	—	—	—	(3,855)	(3,855)
Debt extinguishment	p	—	—	—	—	—	—	—	—	—	4,538	4,538
Total Income Statement Adjustments:		—	—	—	—	—	—	—	—	—	683	$683
Total Economic Proceeds		$507,914	$397,692	$40,487	$45,325	$77,658	$—	$—	$8,470	$—	$—	$1,077,546

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

For the six months ended June 30, 2020 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance premiums	Other revenues	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$309,010	$271,586	$162,032	$23,257	$—	$89,995	$16,438	$2,868	$(32,279)	$6,466	$849,373
Management Presentation Reclassifications:
Underwriting expenses	a	(12,511)	—	—	—	—	—	—	—	—	—	(12,511)
Reimbursable client expenses	b	(6,872)	—	—	—	—	—	—	(558)	—	—	(7,430)
Securities financing interest expense	c	—	10,222	—	—	—	(67,707)	—	—	—	—	(57,485)
Fund start-up costs, distribution and other fees	d	—	—	—	(2,810)	—	—	—	(520)	—	—	(3,330)
Certain equity method investments	e	—	—	—	5,964	14,965	—	—	—	—	(17,303)	3,626
Carried interest	f	—	—	(27,192)	—	27,323	—	—	—	—	—	131
Proprietary trading gains and losses	g	—	25,495	(36,202)	—	—	(10,829)	—	(897)	—	10,837	(11,596)
Insurance related activities expenses	h	—	—	—	—	—	—	(16,438)	(425)	—	—	(16,863)
Facilitation trading gains and losses	i	—	(7,564)	16,361	—	—	(11,459)	—	—	—	—	(2,662)
Total Management Presentation Reclassifications:		(19,383)	28,153	(47,033)	3,154	42,288	(89,995)	(16,438)	(2,400)	—	(6,466)	(108,120)
Fund Consolidated Reclassifications	l	—	—	(5,616)	1,312	—	—	—	32	32,279	—	28,007
Total Economic Proceeds		$289,627	$299,739	$109,383	$27,723	$42,288	$—	$—	$500	$—	$—	$769,260
The following table reconciles total US GAAP interest and dividends expense to total Economic Interest Expense for the three and six months ended June 30, 2021 and 2020:

		Three Months Ended June 30,		Six Months Ended June 30,
(Dollar amounts in thousands)		2021	2020	2021	2020
Total US GAAP Interest & Dividend Expense		$63,073	$49,304	$120,714	$88,096
Management Presentation Reclassifications:
Securities financing interest expense	c	(42,722)	(35,578)	(83,089)	(57,485)
Fund start-up costs, distribution and other fees	d	(628)	—	(1,171)	—
Proprietary trading gains and losses	g	(1,248)	(4,043)	(5,486)	(10,358)
Facilitation trading gains and losses	i	(3,549)	(981)	(8,240)	(2,662)
Total Management Presentation Reclassifications:		(48,147)	(40,602)	(97,986)	(70,505)
Income Statement Adjustments:
Accelerated debt costs	p	(5,557)	—	(5,557)	—
Amortization of discount/(premium) on debt	m	(772)	(1,131)	(1,544)	(2,242)
Total Income Statement Adjustments:		(6,329)	(1,131)	(7,101)	(2,242)
Total Economic Interest Expense		$8,597	$7,571	$15,627	$15,349

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following tables reconcile total US GAAP Expenses and non-controlling interests to total Economic Expenses for the three and six months ended June 30, 2021 and 2020:

		Three Months Ended June 30, 2021				Three Months Ended June 30, 2020
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$219,186	$113,906	$13,755	$346,847	$305,282	$106,246	$33,113	$444,641
Management Presentation Reclassifications:					—
Underwriting expenses	a	—	(6,152)	—	(6,152)	—	(8,871)	—	(8,871)
Reimbursable client expenses	b	—	(4,697)	—	(4,697)	—	(4,953)	—	(4,953)
Securities financing interest expense	c	—	—	—	—	—	—	—	—
Fund start-up costs, distribution and other fees	d	—	(594)	—	(594)	—	(1,059)	—	(1,059)
Certain equity method investments	e	—	1,987	—	1,987	—	1,889	—	1,889
Carried interest	f	—	(156)	—	(156)	—	(267)	—	(267)
Proprietary trading gains and losses	g	—	1,501	(14,123)	(12,622)	—	974	(3,103)	(2,129)
Insurance related activities expenses	h	—	(5,221)	—	(5,221)	—	(6,426)	—	(6,426)
Facilitation trading gains and losses	i	—	—	—	—	—	—	—	—
Associated partner/banker compensation	j	1,574	(1,574)	—	—	140	(140)	—	—
Management company non-Controlling interest	k	(347)	(1,141)	1,488	—	(340)	(1,399)	1,739	—
Total Management Presentation Reclassifications:		1,227	(16,047)	(12,635)	(27,455)	(200)	(20,252)	(1,364)	(21,816)
Fund Consolidated Reclassifications	l	—	(124)	368	244	—	(1,585)	(30,010)	(31,595)
Income Statement Adjustments:
Acquisition related adjustments	n	—	(76)	—	(76)	—	76	—	76
Contingent liability adjustments	n	—	(5,230)	—	(5,230)	—	(2,596)	—	(2,596)
Goodwill and/or other impairment	r	—	—	—	—	—	(545)	—	(545)
Total Income Statement Adjustments:		—	(5,306)	—	(5,306)	—	(3,065)	—	(3,065)
Total Economic Expenses		$220,413	$92,429	$1,488	$314,330	$305,082	$81,344	$1,739	$388,165

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

		Six Months Ended June 30, 2021				Six Months Ended June 30, 2020
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$607,382	$221,062	$18,317	$846,761	$429,710	$212,971	$(29,075)	$613,606
Management Presentation Reclassifications:
Underwriting expenses	a	—	(13,067)	—	(13,067)	—	(12,511)	—	(12,511)
Reimbursable client expenses	b	—	(9,417)	—	(9,417)	—	(7,430)	—	(7,430)
Fund start-up costs, distribution and other fees	d	—	(4,923)	—	(4,923)	—	(3,330)	—	(3,330)
Certain equity method investments	e	—	4,279	—	4,279	—	3,626	—	3,626
Carried interest	f	—	114	—	114	—	131	—	131
Proprietary trading gains and losses	g	—	3,271	(21,788)	(18,517)	—	1,993	(3,231)	(1,238)
Insurance related activities expenses	h	—	(11,670)	—	(11,670)	—	(16,863)	—	(16,863)
Associated partner/banker compensation	j	2,122	(2,122)	—	—	1,764	(1,764)	—	—
Management company non-Controlling interest	k	(695)	(2,260)	2,955	—	(688)	(2,791)	3,479	—
Total Management Presentation Reclassifications:		1,427	(35,795)	(18,833)	(53,201)	1,076	(38,939)	248	(37,615)
Fund Consolidated Reclassifications	l	—	(395)	3,471	3,076	—	(4,299)	32,306	28,007
Income Statement Adjustments:
Acquisition related amounts	n	—	(317)	—	(317)	—	133	—	133
Contingent liability adjustments	n	—	1,566	—	1,566	—	(1,758)	—	(1,758)
Goodwill and/or other impairment	r	—	—	—	—	—	(545)	—	(545)
Total Income Statement Adjustments:		—	1,249	—	1,249	—	(2,170)	—	(2,170)
Total Economic Expenses		$608,809	$186,121	$2,955	$797,885	$430,786	$167,563	$3,479	$601,828

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders to Pre-tax Economic Income (Loss), Economic Income (loss) and Economic Operating Income (loss):

		Three Months Ended June 30,		Six Months Ended June 30,
(Dollar amounts in thousands)		2021	2020	2021	2020

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$43,625	$112,137	$189,431	$100,516
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	10,244	44,932	64,672	43,759
Amortization of discount (premium) on debt	m	772	1,131	1,544	2,242
Goodwill and/or other impairment	r	—	545	—	545
Debt extinguishment gain (loss) and/or accelerated debt costs	p	5,557	—	10,095	—
Bargain purchase gain	n	—	—	(3,855)	—
Contingent liability adjustments	n	5,230	2,596	(1,566)	1,758
Acquisition related amounts	n	76	(76)	317	(133)
Preferred dividends	q	1,698	1,698	3,396	3,396
Pre-tax Economic Income (Loss)		67,202	162,963	264,034	152,083
Economic income tax expense		(18,010)	—	(70,760)	—
Preferred dividends		(1,698)	(1,698)	(3,396)	(3,396)
Economic Income (Loss)		47,494	161,265	189,878	148,687
Add back: Depreciation and amortization expense, net of taxes		3,342	5,663	6,528	11,097
Economic Operating Income (Loss)		$50,836	$166,928	$196,406	$159,784
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders Earnings Per Common Share (Diluted) to Pre-tax Economic Income (loss) Per Common Share (Diluted), Economic Income (loss) Per Common Share (Diluted) and Economic Operating Income (loss) Per Common Share (Diluted):

		Three Months Ended June 30,		Six Months Ended June 30,
(Dollars per share)		2021	2020	2021	2020

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$1.29	$3.83	$5.62	$3.39
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	0.30	1.53	1.92	1.48
Amortization of discount (premium) on debt	m	0.02	0.04	0.05	0.08
Goodwill and/or other impairment	r	—	0.02	—	0.02
Debt extinguishment gain (loss) and accelerated debt costs	p	0.16	—	0.30	—
Bargain purchase gain	n	—	—	(0.11)	—
Contingent liability adjustments	n	0.15	0.09	(0.05)	0.05
Acquisition related amounts	n	—	—	0.01	—
Preferred dividends	q	0.05	0.06	0.10	0.11
Pre-tax Economic Income (Loss) per common share (diluted)		1.98	5.56	7.83	5.13
Economic income tax expense		(0.53)	—	(2.10)	—
Preferred dividends		(0.05)	(0.06)	(0.10)	(0.11)
Economic income (Loss) per common share (diluted)		1.40	5.50	5.63	5.02
Add back: Depreciation and amortization expense, net of taxes		0.10	0.19	0.20	0.38
Economic Operating Income (Loss) per common share (diluted)		$1.50	$5.69	$5.83	$5.40
Note: Amounts may not add due to rounding.

Adjustments made to US GAAP Net Income (Loss) to arrive at Economic Operating Income (Loss)

Management Reclassifications
Management reclassification adjustments and fund consolidation reclassification adjustments have no effect on Economic Operating Income (Loss). These adjustments are reclassifications to change the location of certain line items.
a	Underwriting expenses: Economic Proceeds presents investment banking revenues net of underwriting expenses.
b	Reimbursable client expenses: Economic Proceeds presents expenses reimbursed from clients and affiliates within their respective expense category but is included as a part of revenues under US GAAP.
c	Securities financing interest expense: Brokerage Economic Proceeds included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
d	Fund start-up costs, distribution and other fees: Economic Proceeds and Economic Interest Expense are net of fund start-up costs and distribution fees paid to agents and other debt service costs.
e	Certain equity method investments: Economic Proceeds and Economic Expenses recognize the Company's proportionate share of management and incentive fees and associated share of expenses on a gross basis for equity method investments within the activist business, real estate operating entities and the healthcare royalty business. The Company applies the equity method of accounting to these entities and accordingly the results from these businesses are recorded within Other Income (Loss) for US GAAP.
f	Carried interest: The Company applies an equity ownership model to carried interest which is recorded in Investment income - Carried interest allocation for US GAAP. The Company presents carried interest as Incentive Income Economic Proceeds.
g	Proprietary trading, interest and dividends: Economic Proceeds presents interest and dividends from the Company's proprietary trading in investment income.
h	Insurance related activities expenses: Economic Proceeds presents underwriting income from the Company's insurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
i	Facilitation trading gains and losses: Economic Brokerage Proceeds presents gains and losses on investments held as part of the Company's facilitation and trading business within brokerage revenues as these investments are directly related to the markets business activities while these are presented in Investment income - Securities principal transactions, net for US GAAP reporting.
j	Associated partner/banker compensation reclassification: Economic Compensation Expense presents certain payments to associated banking partners as compensation rather than non-compensation expenses.
k	Management company non-controlling interest: Economic Expenses non-controlling interest represents only operating entities that are not wholly owned by the Company. The Company also presents non-controlling interests within total expenses for Economic Income (Loss).
Fund Consolidation Reclassifications
l	The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP Net Income (Loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Income Statement Adjustments
m	Pre-tax Economic Income (Loss) excludes the amortization of discount (premium) on debt.
n	Pre-tax Economic Income (Loss) excludes acquisition related adjustments (including bargain purchase gain and contingent liability adjustments).
o	Pre-tax Economic Income (Loss) excludes US GAAP income taxes.
p	Pre-tax Economic Income (Loss) excludes gain/(loss) on debt extinguishment and accelerated debt costs.
q	Pre-tax Economic income (Loss) excludes preferred dividends.
r	Economic Income (Loss) excludes goodwill and other impairments.

Earnings Conference Call

Management will hold a conference call today, July 28, 2021, at 9:00 am ET to discuss these results and provide an update on business conditions.

Chair and Chief Executive Officer Jeffrey M. Solomon and Chief Financial Officer Stephen A. Lasota will host the presentation, followed by a question and answer period.

U.S. dial in: (855) 760-0961
International dial-in: (631) 485-4850
Passcode: 3633779

Please call the conference telephone number at least 15 minutes prior to the start time.

The call can also be accessed through live audio webcast via this direct link:                     https://edge.media-server.com/mmc/p/r826mdgi

A replay of the call will be available for one week beginning at 12:00 pm ET on July 28, 2021 on the Company’s website at investor.cowen.com/investor-calls or via the following numbers:

U.S. replay dial-in: (855) 859-2056
International replay dial-in: (404) 537-3406
Replay ID: 3633779

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm offering investment banking services, research, sales and trading, prime brokerage, global clearing, commission management services and investment management. Cowen focuses on delivering value-added capabilities to our clients in order to help them outperform. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
JT Farley
(646) 562-1056
james.farley@cowen.com
Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. As a result of the spread of COVID-19, economic uncertainties have arisen that have the potential in future periods to negatively impact the Company’s business, financial condition, results of operation, cash flows, strategies and prospects. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on our clients, employees, vendors and the markets in which we operate our businesses, all of which are uncertain and cannot be reasonably estimated at this time. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.